UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100

Costa Mesa, California 92626

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 888-507-1737

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2018, Veritone, Inc. (the “Company”) entered into a definitive agreement to acquire Wazee Digital, Inc., a Delaware corporation (“Wazee”), pursuant to an Agreement and Plan of Merger (the “Wazee Merger Agreement”) by and among the Company, Project West Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“West Merger Sub”), Wazee and West Victory Stockholder Representative, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of Wazee. The Wazee Merger Agreement provides that West Merger Sub will merge with and into Wazee (the “Wazee Merger”), with Wazee surviving the Wazee Merger as a wholly owned subsidiary of the Company. The boards of directors of the Company and Wazee unanimously approved the Wazee Merger, the Wazee Merger Agreement and the transactions contemplated thereby, and the requisite approvals of the Wazee stockholders have been obtained.

Pursuant to the Wazee Merger Agreement, the Company will pay aggregate consideration of $15 million (the “Merger Consideration”), $7.5 million of which will be paid in cash and $7.5 million of which will be paid in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), valued at the volume weighted average trading price of the Common Stock for the 20-day period ended three business days prior to the date of the Wazee Merger Agreement. The Merger Consideration is subject to adjustment based on Wazee’s cash, indebtedness, transaction expenses and working capital as of the closing of the Wazee Merger (the “Closing”). At the effective time of the Wazee Merger (the “Effective Time”):

•

the issued and outstanding shares of Wazee’s Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), other than dissenting shares and cancelled shares, will be converted into the right to receive the aggregate liquidation preference of the Series E Preferred Stock (the “Aggregate Series E Liquidation Preference”), payable in cash and shares of Common Stock, to be distributed among the holders thereof in accordance with Wazee’s Seventh Amended and Restated Certificate of Incorporation;

•

each issued and outstanding share of Wazee’s Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), other than dissenting shares and cancelled shares, will be converted into the right to receive an amount equal to (i) the amount of Merger Consideration remaining, if any, after payment in full of the Aggregate Series E Liquidation Preference divided by (ii) the aggregate number of shares of Series D Preferred Stock outstanding as of immediately prior to the Effective Time, payable in cash and shares of Common Stock;

•

each issued and outstanding share of (i) Wazee’s Series C-1 Preferred Stock, par value $0.001 per share, (ii) Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), (iii) Series A Preferred Stock, par value $0.001 per share and (iv) Wazee’s common stock, par value $0.001 per share (“Wazee Common Stock”), in each case, other than dissenting shares, will be automatically cancelled without consideration; and

•

each (i) option to purchase shares of Wazee Common Stock, (ii) restricted share of Wazee Common Stock and (iii) warrant exercisable for shares of Series C Preferred Stock, will be automatically cancelled without consideration.

The Company and Wazee have agreed to customary representations, warranties and covenants in the Wazee Merger Agreement. Subject to certain limitations, the holders of Series E Preferred Stock and Series D Preferred Stock (collectively, the “Consideration Stockholders”) are required to indemnify the Company for certain losses resulting from breaches of Wazee’s representations, warranties and covenants made in the Wazee Merger Agreement and for certain other matters, in each case, as set forth in the Merger Agreement. A portion of the Merger Consideration will be placed in an escrow account to partially secure the indemnification obligations of the Consideration Stockholders. In addition, to supplement the indemnification provided by the Consideration Stockholders for breaches of Wazee’s representations and warranties, the Company will obtain a representation and warranty insurance policy (the “R&W Insurance Policy”) effective as of the Closing. The costs and expenses associated with obtaining the R&W Insurance Policy will be shared equally by the Company and the Consideration Stockholders.

During the period between the date of the Wazee Merger Agreement and the Closing (or, if earlier, the termination of the Wazee Merger Agreement), Wazee has agreed to conduct its business in the ordinary course of business consistent with past practice, including keeping available the services of certain key employees and preserving relationships with its major customers and suppliers. Wazee has also agreed not to take certain actions prior to the Closing (or, if earlier, the termination of the Wazee Merger Agreement) without the prior written consent of the Company. The Company has agreed to file a Registration Statement on Form S-3 on or prior to September 30, 2018, to register for resale the shares of Common Stock included in the Merger Consideration, and to take certain other actions in connection therewith.

The Closing is subject to customary conditions, including, among others:

•	the absence of any law or order that enjoins, restrains or otherwise prohibits the consummation of the Wazee Merger and the other transactions contemplated by the Wazee Merger Agreement;

•	the accuracy of the parties’ representations and warranties and the compliance by the parties with the covenants set forth in the Wazee Merger Agreement, subject to certain materiality qualifications;

•	the execution and delivery by the parties of the ancillary agreements contemplated by the Wazee Merger Agreement;

•

the absence of any pending or threatened litigation challenging the transactions contemplated by the Wazee Merger Agreement or seeking to limit the ability of the Company to exercise full rights of ownership with respect to the business of Wazee after the Closing;

•	the absence of any material adverse effect on Wazee;

•	the Company obtaining the R&W Insurance Policy; and

•	Wazee delivering to the Company audited financial statements for its 2017 fiscal year.

The Wazee Merger Agreement provides for customary termination rights for both the Company and Wazee, including, among other bases for termination, if the Wazee Merger is not consummated prior to September 14, 2018. The Wazee Merger is expected to close by the end of August 2018.

The foregoing description of the Wazee Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Wazee Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Wazee Merger Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Wazee Merger Agreement is not intended to provide any other factual information about the Company, Wazee or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Wazee Merger Agreement were made only for purposes of the Wazee Merger Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Wazee Merger Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties to the Wazee Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Wazee Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Wazee Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure.*

On August 13, 2018, the Company issued press releases announcing entry into the Wazee Merger Agreement and the PB Merger Agreement (as defined in Item 8.01 below). Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On August 10, 2018, the Company entered into a definitive agreement to acquire S Media Limited, a New York corporation (“Performance Bridge”), pursuant to an Agreement and Plan of Merger (the “PB Merger Agreement”) by and among the Company, Point Acquisition Corporation, a New York corporation and an indirect, wholly owned subsidiary of the Company (“PB Merger Sub”), and Stephen P. Smyk, the sole stockholder of Performance Bridge. The PB Merger Agreement provides that PB Merger Sub will merge with and into Performance Bridge (the “PB Merger”), with Performance Bridge surviving the PB Merger as an indirect, wholly owned subsidiary of the Company. Pursuant to the PB Merger Agreement, the Company will pay initial consideration of $6 million (the “Initial Consideration”), plus contingent earnout payments of up to an additional $5 million (the “Earnout Consideration”) if Performance Bridge achieves certain revenue milestones in its 2018 fiscal year. The Initial Consideration and the Earnout Consideration (if earned) will be comprised of 20% cash and 80% shares of Common Stock valued at (i) with respect to the Initial Consideration, the volume weighted average trading price of the

Common Stock for the 30-trading day period ended two trading days prior to the date on which the PB Merger closes and (ii) with respect to the Earnout Consideration, the volume weighted average trading price of the Common Stock for the 30-trading day period ended two trading days prior to the date on which the applicable payment of Earnout Consideration is made. The PB Merger is expected to close by the end of August 2018.

Forward-Looking Statements

This Current Report on Form 8-K, and the press releases attached as exhibits hereto and incorporated by reference herein, contain forward-looking statements, including, without limitation, statements regarding the acquisitions of Wazee and Performance Bridge and the expected timing of closing the Wazee Merger and the Performance Bridge Merger, the expected market share of the combined company, how the Company plans to leverage the capabilities of Wazee and Performance Bridge in its business, the expected benefits of the acquisitions to the Company and its customers, the expectation that the management teams of Wazee and Performance Bridge will join the Company, and the Company’s sales channel strategy for the combined company’s products. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to various matters which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of such judgments and risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the results contemplated in forward-looking statements may not be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that their objectives or plans will be achieved. The Company undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 13, 2018, by and among Veritone, Inc., Project West Acquisition Corporation, Wazee Digital, Inc. and West Victory Stockholder Representative, LLC.**
99.1	Press Release of Veritone, Inc., dated August 13, 2018, announcing entry into the Wazee Merger Agreement.*
99.2	Press Release of Veritone, Inc., dated August 13, 2018, announcing entry into the PB Merger Agreement.*

*  The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

**  Certain schedules referenced in the Wazee Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2018	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel and Secretary